                            UNITED STATES SECURITIES
                             AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant |X|
      Filed by a Party other than the Registrant |_|

      Check the appropriate box:
      |_| Preliminary Proxy Statement
      |_| Confidential, For Use of the Commission Only (as permitted by
          Rule 14a- 6(e)(2))
      |X| Definitive Proxy Statement
      |_| Definitive Additional Materials
      |_| Soliciting Material Pursuant to ss. 240.14a-12

                                  CALTON, INC.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X| No fee required.
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
      (5)   Total fee paid:
--------------------------------------------------------------------------------

      |_| Fee paid previously with preliminary materials:


      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:
--------------------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
      (3)   Filing Party:
--------------------------------------------------------------------------------
      (4)   Date Filed:
--------------------------------------------------------------------------------

                                  CALTON, INC.
                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 7, 2008

                       -----------------------------------


TO THE SHAREHOLDERS OF CALTON, INC.

      The Annual Meeting of the Shareholders of CALTON, INC. (the "Company") will be held on Wednesday, May 7, 2008 at the Homes by Calton Model Center, Pointe West Community, 1360 South Village Square, Vero Beach, Florida at 10:00 a.m., local time, for the following purposes:

      1.    To elect one (1) director.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Holders of Common Stock of record at the close of business on March 20, 2008 are entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors,


                                        MARY H. MAGEE
                                          SECRETARY


Red Bank, New Jersey
March 28, 2008



      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU ARE UNABLE TO DO SO, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                  CALTON, INC.

                              --------------------

                                 PROXY STATEMENT

                              --------------------

GENERAL INFORMATION

      This Proxy Statement is furnished to the holders of Calton, Inc. (the "Company" or "Calton") Common Stock, $.05 par value ("Common Stock"), in connection with the solicitation of proxies for use at the annual meeting of shareholders to be held on May 7, 2008, and at any adjournment thereof (the "meeting" or "annual meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. Holders of Common Stock are referred to herein collectively as the "shareholders." Forms of proxies for use at the meeting are also enclosed. The Company anticipates mailing this Proxy Statement to its shareholders on or about March 31, 2008. The executive offices of the Company are located at 2050 40th Avenue, Suite One, Vero Beach, Florida 32960.

      Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the meeting. Presence at the meeting does not of itself revoke the proxy; however, a vote cast at the meeting by written ballot will revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the election of the nominee for director named herein. Management is not aware at the date hereof of any matters to be presented at the meeting other than the election of one director. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

      Proxies for use at the meeting are being solicited by the Board of Directors of the Company. The cost of preparing, assembling and mailing the proxy material is to be borne by the Company. It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel of the Company or other paid solicitors in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile transmission or letter.

VOTING SECURITIES

      The voting securities entitled to vote at the meeting consist of shares of Common Stock, with each share entitling its owner to one vote on an equal basis. On March 20, 2008, the number of outstanding shares of Common Stock was 10,002,671. Only shareholders of record on the books of the Company at the close of business on March 20, 2008 will be entitled to vote at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote, is required for the election of directors. The proxy card provides space for a shareholder to withhold votes for any nominee for the Board of Directors.

      All votes will be tabulated by the inspector of election appointed at the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes. Authority withheld will be counted toward the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates and, accordingly, will have no effect on the outcome of the vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting.

PRINCIPAL SHAREHOLDERS

      The following table sets forth information with respect to each person who, as of March 20, 2008, is known by the Company to be the beneficial owner (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934) of more than five percent (5%) of the Company's Common Stock. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares:

                                                  Amount and          Percent
                                                  Nature of              of
Name of Beneficial Owner                     Beneficial Ownership      Class
------------------------                     --------------------      -----
Anthony J. Caldarone...................             4,004,752 (1)       40.0 %
Joyce P. Caldarone.....................             4,004,752 (2)       40.0 %
Maria F. Caldarone.....................             1,118,093 (3)       11.1 %
John G. Yates..........................             1,011,407 (4)        9.9 %

--------------------

(1) Includes an aggregate of 456,240 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest.

(2) Includes an aggregate of 3,548,512 shares beneficially owned by Anthony J. Caldarone, Mrs. Caldarone's husband, as to which shares she disclaims any beneficial interest.

(3) Includes an aggregate of 105,000 shares subject to stock options which are exercisable within 60 days of March 20, 2008 ("Currently Exercisable Stock Options").

(4) Includes an aggregate of 185,000 shares subject to Currently Exercisable Stock Options. Exercisable Stock Options.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth information, as of March 20, 2008, with respect to the beneficial ownership (as defined in Rule 13d-3) of the Company's Common Stock by each director and nominee for director, each of the Named Officers (as defined in the section captioned "Executive Compensation") and by all directors and executive officers as a group.

Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares.

                                                      Amount and        Percent
                                                      Nature of            of
Name of Beneficial Owner                         Beneficial Ownership    Class
------------------------                         --------------------    -----
Anthony J. Caldarone............................        4,004,752  (1)    40.0 %
Kenneth D. Hill.................................          249,262  (2)     2.5 %
John G. Yates...................................        1,011,407  (3)     9.9 %
Maria F. Caldarone..............................        1,118,093  (4)    11.1 %
J. Ernest Brophy................................          114,762  (5)     1.1 %
Mark N. Fessel..................................          256,156  (5)     2.5 %
Frank Cavell Smith, Jr. ........................          220,567  (5)     2.2 %

All Directors and Executive Officers as
   a Group (7 persons) (1),(2),(3),(4) and (5)..        6,974,999         66.5 %
---------------

(1) Includes an aggregate of 456,240 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest.
(2) Includes 8,000 shares held by Mr. Hill's spouse, as to which shares he disclaims any beneficial interest and 50,000 shares subject to Currently Exercisable Stock Options.
(3)   Includes 185,000 shares subject to Currently Exercisable Stock Options.
(4)   Includes 105,000 shares subject to Currently Exercisable Stock Options.
(5)   Includes 50,000 shares subject to Currently Exercisable Stock Options.

                              ELECTION OF DIRECTORS

GENERAL

      The Company's by-laws provide that the Board of Directors shall consist of not fewer than three nor more than 15 members. The Board of Directors is divided into four classes, with each class to hold office for a term of four years and the term of office of one class to expire each year. The Board of Directors has fixed the number of directors at six, one whose term expires at the annual meeting in 2008, one whose term expires at the annual meeting in 2009, two whose term expires at the annual meeting in 2010, and two whose term expires at the annual meeting in 2011.

NOMINATION PROCESS

      The Board of Directors established a Nominating Committee in 2004. The current members of the Nominating Committee are J. Ernest Brophy, Mark N. Fessel, Kenneth D. Hill and Frank Cavell Smith, Jr., each of whom currently meets the standards for independence as set forth in the rules of the American Stock Exchange. The Nominating Committee's primary responsibilities and duties are to:

      o     identify individuals qualified to become members of the Board;

      o select, or recommend to the Board, director nominees to be presented for shareholder approval at the annual meeting;

      o select, or recommend to the Board, director nominees to fill vacancies on the Board as necessary; and

      o review periodically the structure, size, composition and operation of the Board and each committee of the Board.

      The members of the Nominating Committee as a whole believe that, at a minimum, the Board should be comprised of directors who have expertise that may be useful to the Company as well as directors who have in the past exhibited the highest personal and professional ethics. When considering nominees for director, the Nominating Committee considers several factors, including (i) relevant business experience; (ii) independence from management; (iii) judgment, skill, integrity and reputation; (iv) existing commitments and potential conflicts of interest; (v) financial and accounting background; and (vi) the size and composition of the existing Board. Because the nominee named below is a sitting director of the Company who is up for re-election at the annual meeting, the independent directors also considered the director's past performance on the Board. The Board seeks to identify individuals who satisfy these criteria from among persons known to them.

      The Nominating Committee will also consider nominees for director suggested by shareholders of the Company. The process by which a shareholder of the Company may suggest a nominee for director of the Company can be found under "Shareholder Proposals and Nominees for Director." The Nominating Committee will apply the same criteria described above to any candidate suggested by a shareholder, as well as evaluate any additional information required to be submitted therewith. The Company does not pay any fees to third parties to identify, evaluate or assist in identifying or evaluating potential nominees.

      Frank Cavell Smith, Jr. is the incumbent director whose term expires at the 2008 annual meeting. Mr. Smith has been unanimously nominated by the Nominating Committee to stand for election at the meeting to hold office until the 2012 annual meeting. It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of Mr. Smith. If Mr. Smith should be unable to serve, the proxies will be voted for the election of a substitute nominee, if any, designated by the Board of Directors. The Company is not aware of any reason why Mr. Smith, if elected, would be unable to serve as a director.

      Set forth below is certain biographical information with respect to the nominee for election to the Board and the directors whose terms of office will continue after the 2008 annual meeting.

NOMINEE

NOMINEE FOR ELECTION FOR FOUR-YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING.

      FRANK CAVELL SMITH, JR. Mr. Smith, age 63, has served as a Director of Calton since May 1993. Since 1990, Mr. Smith has been associated with the MEG Companies as a Senior

Consultant responsible for corporate real estate consulting activities. From 1977 to 1990, Mr. Smith served as a Real Estate Consultant and Real Estate Development Manager for The Spaulding Co., Inc. Mr. Smith also is an adjunct faculty member at Boston University and a member of the Board of Trustees of Shelter, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING:

      MARK N. FESSEL. Mr. Fessel, age 51, has served as a Director of Calton since May 1993. Since 1985, Mr. Fessel has owned and operated a real estate company and has acted as principal in numerous commercial and residential real estate developments throughout the northeast. Mr. Fessel is a 1981 graduate of the New York University School of Law and the New York University Undergraduate School of Business. Prior to forming his own real estate company in 1985, Mr. Fessel was an associate at the New York based law firm of Weil, Gotshal & Manges.

      JOHN G. YATES. Mr. Yates, age 65, was appointed a Director of the Company in October 2002. From September 2002 through January 2005, he served as President and Chief Operating Officer of the Company. He has also served as President and Chief Executive Officer of the Company's wholly owned subsidiary, PrivilegeONE Networks, LLC since May 2001. For eight years prior to joining the Company, Mr. Yates served as Senior Vice President and General Manager of American Express, and in that capacity implemented and managed the American Express Corporate Purchasing Card division. He was also employed for more than 24 years with General Electric in a variety of senior management positions.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING:

      KENNETH D. HILL. Mr. Hill, age 66, has served as a Director of Calton since April 1999. From July 1999 through June, 2001 he served as Chief Executive Officer of the Company's wholly owned subsidiary, eCalton.com, Inc. Since 1975, he has founded and managed computer related companies, including NASTEC Corporation, a developer of computer-aided software engineering development tools, from 1982 until its acquisition in 1987, and Multiple Technologies Corporation, a consulting and application development company, from 1975 to 1982. From January 1994 through February 1996, he was employed as a consultant by KDH Enterprises, Inc. From March 1997 through April 1998, Mr. Hill served as President and Chief Executive Officer of DataTell Solutions, Inc., a regional systems integration company. He served as President and Chief Executive Officer of National AmeriServe, Inc., an internet business solutions provider, from May 1998 through October 1998, when it merged with iAW, Inc., the predecessor of eCalton.com, Inc.

      J. ERNEST BROPHY. Mr. Brophy, age 83, a retired attorney and Certified Public Accountant who specialized in tax consultation to clients engaged in the construction business, was reappointed as a Director of Calton in November 1995, having served in such capacity from March 1983 through November 1985 and from April 1986 until through May 1993. From 1992 through March 1996, Mr. Brophy served as Chief Financial Officer and a director of Hurdy-Gurdy International, Inc., a company that marketed sorbet products.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING:

      ANTHONY J. CALDARONE. Mr. Caldarone, age 70, has served as Chairman, President and Chief Executive Officer of the Company since January 2005 and served in the same capacity from the inception of the Company in 1981 through June 1993 and from November 1995 through September 2002. From September 2002 until January 2005, he served as Chairman and Chief Executive Officer of the Company. He served as a Director of the Company from June 1993 through October 1995.

DIRECTOR INDEPENDENCE

      The Board has affirmatively determined that Messrs. Brophy, Fessel, Hill, Smith and Yates are "independent directors," as that term is defined under the rules of the American Stock Exchange. The only non-independent director is Mr. Caldarone.

CODE OF CONDUCT

      The Company has adopted a Code of Conduct that applies to all of its directors, officers and employees, including its Chief Executive Officer, Chief Financial Officer and other senior financial officers. The Company's Code of Conduct is posted on its website, www.caltoninc.com, under "Investor Relations". The Company intends to disclose on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer or other senior financial officers.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

      During the fiscal year ended November 30, 2007, the Board of Directors held four meetings. During fiscal 2007, each member of the Company's current Board of Directors attended at least 75% of the meetings of the Board of Directors and meetings of the committees on which he served. See the section captioned "Directors' Compensation" for a discussion of fees paid by the Company to its directors for their services.

      The Company's Bylaws provide that the Chairman of the Board shall preside as chairman at all meetings of shareholders. Otherwise, the Company has no requirements for its directors to attend the Company's annual meeting of shareholders. Mr. Caldarone, Mr. Hill and Mr. Yates attended the 2007 annual meeting of shareholders.

      During fiscal 2007, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

      The Audit Committee currently consists of Mr. Brophy, Mr. Fessel and Mr. Smith. The duties and functions performed by the Audit Committee are described under the caption "Audit Committee Report" contained elsewhere in this Proxy Statement. The Audit Committee held four meetings in fiscal 2007.

      Mr. Fessel and Mr. Smith currently serve as members of the Compensation Committee. The Compensation Committee reviews and approves compensation for executive employees of the Company on a periodic basis, subject to approval of the Board, and administers the

Company's Incentive Compensation Plan, the 2000 Equity Incentive Plan (the "2000 Plan"), the 2006 Equity Incentive Plan (the "2006 Plan") and the Employee Stock Purchase Plan. The Compensation Committee met three times in fiscal 2007. The Compensation Committee does not currently operate under a charter. In reviewing compensation for executive officers, the Compensation Committee considers: (i) recommendations of the Company's President; (ii) the combined value of all cash and non-cash benefits provided to the individual, (iii) the compensation history of the individual as compared to other individuals with comparable expertise at the Company, (iv) the performance of the Company and the individual, (v) the financial condition of the Company and (vi) comparable compensation packages at similar companies.

      The Nominating Committee, which was established by the Board in August 2004, currently consists of Mr. Brophy, Mr. Fessel, Mr. Hill and Mr. Smith. The duties and functions performed by the Nominating Committee are described under the caption "Nomination Process." The Nominating Committee Charter is posted on the Company's website, www.caltoninc.com, under "Investor Relations." The Nominating Committee met on one occasion in fiscal 2007.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning the total compensation awarded to, earned by or paid to the Company's Chief Executive Officer during the two fiscal years ended November 30, 2007 and 2006 and the only other executive officer of the Company who earned in excess of $100,000 in fiscal 2007, whom are sometimes referred to herein as the "Named Officers."


                                                                        NON-EQUITY   NONQUALIFIED
  NAME AND        FISCAL                                       OPTION  INCENTIVE PLAN  DEFERRED      ALL OTHER
 PRINCIPAL         YEAR                             STOCK      AWARDS  COMPENSATION  COMPENSATION  COMPENSATION
  POSITION         ENDED    SALARY ($)  BONUS ($)  AWARDS ($)    ($)       ($)        EARNINGS ($)   ($) (2)       TOTAL ($)

Anthony J.       11/30/07   $      1      --         --           --        --            --        $ 13,042       $ 13,043
Caldarone        11/30/06   $ 75,000      --         --           --        --            --        $ 10,984       $ 85,985
President and
CEO

Maria F.         11/30/07   $131,278      --         --     $  1,903 (1)    --            --        $    843       $134,024
Caldarone        11/30/06   $130,641      --         --           --        --            --        $    770       $131,411
Executive Vice
President

---------------------

(1) Represents compensation expense recorded with respect to a grant of an option to acquire 100,000 shares of Common Stock at an exercise price of $.23 per share made to Ms. Caldarone on May 9, 2007. The option has a term of five years and vests in equal annual installments commencing on the first anniversary of the date of grant. The fair value of the option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 114.46%; risk free rate of return of 4.60% and expected life of four years. The weighted average fair value of this option was $0.16 per share.

(2) Represents costs of premiums paid by the Company under a program that provides officers of the Company with additional life insurance (supplementary to coverage available under the Company's group life insurance plan).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about all equity compensation awards held by the Named Executive Officers as of November 30, 2007:


                                                      OUTSTANDING EQUITY AWARDS

                                         OPTION AWARDS                                             STOCK AWARDS
              ---------------------------------------------------------------------- --------------------------------------------
                                                                                                             EQUITY
                                                                                                            INCENTIVE      EQUITY
                                                     EQUITY                                                    PLAN       INCENTIVE
                                                   INCENTIVE                                                  AWARDS:   PLAN AWARDS:
                                                     PLAN                                                    NUMBER OF    MARKET OR
                                                    AWARDS:                                       MARKET     UNEARNED   PAYOUT VALUE
                         NUMBER OF    NUMBER OF    NUMBER OF                         NUMBER OF   VALUE OF     SHARES,    OF UNEARNED
                        SECURITIES   SECURITIES   SECURITIES                         SHARES OR   SHARES OR   UNITS OR     SHARES,
                        UNDERLYING   UNDERLYING   UNDERLYING                          UNITS OF   UNITS OF    OTHER       UNITS OR
                        UNEXERCISED  UNEXERCISED  UNEXERCISED   OPTION               STOCK THAT    STOCK     RIGHTS    OTHER RIGHTS
                          OPTIONS      OPTIONS      UNEARNED   EXERCISE     OPTION   HAVE NOT   THAT HAVE  THAT HAVE    THAT HAVE
             DATE OF        (#)           (#)       OPTIONS     PRICE     EXPIRATION  VESTED    NOT VESTED  NOT VESTED   NOT VESTED
     NAME     GRANT     EXERCISABLE  UNEXERCISABLE    (#)        ($)         DATE      (#)         ($)         (#)          ($)
----------    -----     -----------  ------------- --------- ----------   ---------- --------   ---------- ----------   ---------
Anthony J.      ---             ---            ---       ---        ---          ---      ---          ---        ---         ---
Caldarone,
Chief
Executive
Officer

Maria F.   05/09/07             ---      100,000 (1)    ---  $     0.23     05/09/12      ---          ---        ---         ---
Caldarone, 01/27/05          35,000          ---        ---  $     0.43     01/27/10      ---          ---        ---         ---
Executive  10/25/02          20,000          ---        ---  $     1.55     10/25/12      ---          ---        ---         ---
Vice
President  01/25/02          30,000          ---        ---  $     0.61     01/25/12      ---          ---        ---         ---

(1) Represents stock option that vests in five equal annual installments commencing on the first anniversary of the date of grant.

DIRECTORS' COMPENSATION

      Members of the Board of Directors who are not full time employees of Calton were each entitled in fiscal 2007 to annual compensation of $10,000 for service as a director. Effective May 31, 2003, all such compensation is payable in the form of Common Stock having an equivalent market value at the time of issuance. Calton paid or accrued a total of $50,000 in director fees to members of the Board of Directors during fiscal year 2007.

      Each non-employee director is awarded options to purchase 10,000 shares of the Company's Common Stock each time such director is elected or re-elected to the Board of Directors and each time that an annual meeting of shareholders is held during the term of such director. In order to receive the award, an incumbent non-employee director must have attended 75% of all Board meetings and 75% of all meetings of Board committees of which the director is a member during the prior 12 months. Options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $0.21 per share (the fair market value of the Common Stock on the date of grant) were granted to non-employee directors pursuant to this arrangement in fiscal 2007.

      The following table sets forth information concerning the compensation of the directors of the Company for the year ended November 30, 2007:


                                                                         CHANGE IN
                                                                       PENSION VALUE
                                                                           AND
                         FEES                                          NONQUALIFIED
                       EARNED OR                         NON-EQUITY     DEFERRED
                        PAID IN    STOCK       OPTION  INCENTIVE PLAN  COMPENSATION   ALL OTHER
                         CASH      AWARDS      AWARDS   COMPENSATION    EARNINGS    COMPENSATION   TOTAL
         NAME            ($)      ($) (1)       ($)         ($)            ($)          ($)        ($)
--------------------   --------   -------     -------   -------------  -----------  ------------   -------
Anthony J. Caldarone     $--      $  --       $   --        $--            $--          $--        $    --

J. Ernest Brophy         $--      $10,000     $858 (2)      $--            $--          $--        $10,858

Mark N. Fessel           $--      $10,000     $858 (2)      $--            $--          $--        $10,858

Kenneth D. Hill          $--      $10,000     $858 (2)      $--            $--          $--        $10,858

Frank C. Smith           $--      $10,000     $858 (2)      $--            $--          $--        $10,858

John G. Yates            $--      $10,000     $858 (2)      $--            $--          $--        $10,858

(1) Represents compensation expense recorded with respect to payment of directors' fees in the form of Common Stock.


(2) Represents compensation expense recorded with respect to grant of option with respect to 10,000 shares of Common Stock made on May 9, 2007 that vests in full on the first anniversary of the date of grant. The fair value of the option was estimated using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; expected volatility of 119.26%; risk free rate of return of 4.64% and expected life of three years. The weighted average fair value of this option was $0.15 per share.

      Directors are reimbursed for travel expenses incurred in connection with attendance at Board and committee meetings.

EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

      Effective January 1, 2006, the Company entered into an Employment Agreement (the "Employment Agreement") with Anthony J. Caldarone, Chairman, President and Chief Executive Officer of the Company. The Employment Agreement provides for an annual base salary of $100,000 and entitles Mr.Caldarone to participate in all benefit plans made available to the Company's senior executives. In January 2007, Mr. Caldarone agreed to a reduction of his salary to $1.00 per year, and the Board of Directors extended the term of the Employment Agreement until December 31, 2007. Effective January 2008, the Board of Directors extended the term of the Employment Agreement until December 31, 2008, at a salary of $1.00 per year. The Employment Agreement, which replaced the employment agreement between the Company and Mr. Caldarone that expired on December 31, 2005, is terminable at will by either party. Mr. Caldarone will be prohibited from engaging in the acquisition, development, construction and marketing of residential real estate in the State of Florida for a twelve month period following the termination of the Employment Agreement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table provides information as of November 30, 2007 with respect to shares of Common Stock that may be issued under the Company's equity compensation plans:

======================================================================================================================
                                                                                            NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE FOR
                             NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE EXERCISE    FUTURE ISSUANCE UNDER EQUITY
                               ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING      COMPENSATION PLANS (EXCLUDING
                                OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND        SECURITIES REFLECTED IN
                                 WARRANTS AND RIGHTS                RIGHTS                      COLUMN (A))

       PLAN CATEGORY                     (A)                          (B)                           (C)
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans                   827,000                   $0.35                      954,676 (2)
approved by security
holders (1)
----------------------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by security
holders (3)                                 120,000                   $8.15                           -0-
----------------------------------------------------------------------------------------------------------------------
TOTAL                                       947,000                   $1.34                      954,676
======================================================================================================================

(1) The Company's 2000 and 2006 Plans provide for the issuance of incentive awards to officers, directors, employees and consultants in the form of stock options, stock appreciation rights, restricted stock and deferred stock, and in lieu of cash compensation. The Company's Employee Stock Purchase Plan permits the purchase of Common Stock by employees at a discount to market value through periodic payroll deductions.

(2) Represents 112,585 shares available for issuance under the 2000 Plan, 410,830 shares available for issuance under the 2006 Plan and 431,261 shares available for issuance under the Employee Stock Purchase Plan. Unless otherwise determined by the Compensation Committee, the number of shares available for issuance under the Employee Stock Purchase Plan is increased on January 1 of each year by an amount equal to the lesser of two percent (2%) of the total number of shares of Common Stock then outstanding or 75,000 shares.

(3) Represents 120,000 shares subject to options granted to a Director of the Company that have an exercise price of $8.15 per share and expire in July 2009.

      CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In November 2007, the Company sold two homes in its Pointe West development to AFP Enterprises, Inc. ("AFP"), a company owned by the Caldarone family, including Anthony J. Caldarone, the Company's Chairman, President and Chief Executive Officer, and Maria F. Caldarone, the Company's Executive Vice President. The contract prices for the homes were $617,000 and $629,000, respectively. The costs incurred by the Company in constructing the homes were $562,000 and $584,000, respectively. The Company entered into a sale-leaseback agreement with AFP for one of these homes which is being used as a sales model on a month-to-month basis, at a cost of $2,000 per month, and at a savings of $3,000 per month from a prior sale-leaseback.

                          REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

MEMBERSHIP AND ROLE OF AUDIT COMMITTEE

      The Audit Committee of the Board (the "Audit Committee") is comprised of the following directors: J. Ernest Brophy, Mark N. Fessel and Frank Cavell Smith, Jr. Each member of the Audit Committee qualifies as an independent director in accordance with the rules and regulations of the American Stock Exchange. In addition, the Board has determined that J. Ernest Brophy is both independent and qualifies as a financial expert, as defined by rules and regulations of the American Stock Exchange. The Audit Committee operates under a written charter previously adopted by the Board (see discussion below).

      The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to: 1) serve as an independent and objective body to monitor the financial reporting process and internal control systems of the Company; 2) oversee the quality and integrity of the financial statements of the Company; 3) engage a firm of independent auditors for the Company each year; 4) review and appraise the qualifications, performance and independence of the Company's independent auditors; 5) review and appraise the performance of the Company's internal audit department; 6) provide an open forum for communication among the independent auditors, senior financial officers, other members of management, the internal audit department and the Board; and 7) assist in assuring the Company's compliance with legal and regulatory requirements.

AUDIT COMMITTEE CHARTER

      The Audit Committee developed an Audit Committee Charter (the "Charter") in consultation with the Company's accounting department, the Company's independent auditors and outside general counsel. The Board adopted the Charter in fiscal 2001, and the Charter was filed with the SEC on March 16, 2001 as Appendix "A" to the Company's proxy statement delivered in connection with the 2001 annual meeting of shareholders. The Audit Committee reviews the Charter on an annual basis and updates the Charter as necessary. The Charter was updated in January 2005 and the updated Charter was filed with the SEC on March 30, 2005 as Appendix "A" to the Company's proxy statement delivered in connection with the 2005 annual meeting of shareholders. The Audit Committee reviewed the Charter in February 2008 and determined that no changes were required. The Charter is posted on the Company's website, www.caltoninc.com, under "Investor Relations."

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2007

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended November 30, 2007 with the Company's management. The Audit Committee has discussed with Aidman, Piser & Company, P.A. ("Aidman, Piser"), the Company's independent auditors, those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from Aidman, Piser required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Aidman, Piser with that firm. Aidman, Piser confirmed, in its professional judgment, that it is not aware of any relationship between Aidman, Piser and the Company that would reasonably bear on its independence.

      Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2007 for filing with the SEC.

Submitted by:

J. Ernest Brophy
Mark N. Fessel
Frank C. Smith, Jr.

                     PRINCIPAL ACCOUNTING FEES AND SERVICES

      In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the Company's independent registered public accounting firm. The following table sets forth the aggregate fees billed to the Company for the years ended November 30, 2007 and November 30, 2006 by Aidman, Piser:

                                     Year Ended November 30,
                                       2007         2006
                                      -------     -------
Audit Fees                            $75,800     $72,100
Audit-Related Fees                      3,034       3,657
Financial Information Systems              --          --
   Design and Implementation Fees          --          --
Tax Fees                                   --          --
All Other Fees                          6,000       6,000

      Audit fees represent amounts billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of its financial statements included in the Company's Forms 10-QSB for the fiscal year. Before Aidman, Piser was engaged by the Company to render its audit services, the engagement was approved by the Audit Committee of the Company's Board of Directors.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to events or transactions during fiscal 2007.

                                  ANNUAL REPORT

      The annual report to shareholders for the fiscal year ended November 30, 2007 accompanies this Proxy Statement. Aidman, Piser has audited the financial statements of the Company for the last seven fiscal years ended November 30, 2007.

                              INDEPENDENT AUDITORS

      The firm of Aidman, Piser, independent registered public accountants, was retained as independent auditors to the Company for the year ended November 30, 2007 by the Audit Committee of the Board of Directors. A representative of Aidman, Piser will be present at the meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from shareholders of the Company.

                    SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

      The Board has adopted a formal process to be followed for those shareholders who wish to communicate directly with the Board or any individual director of the Company. A shareholder can contact the Board, or any individual director, by sending a written communication to: Board of Directors, Calton, Inc., c/o Corporate Secretary, 43 W. Front Street, Suite 15, Red Bank, New Jersey 07701. A shareholder's letter should also indicate that he or she is a Calton, Inc. shareholder. The Secretary of the Company shall either (a) distribute such communication to the Board, or a member or members thereof, as appropriate depending upon the facts and circumstances described in the communication received; or (b) determine that the communication should not be forwarded to the Board because, in his or her judgment, (i) the communication is primarily commercial in nature and relates to the Company's ordinary business or relates to a topic that is improper or not relevant to the Board; or (ii) the Company's management can adequately handle the shareholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual. If a shareholder communication is addressed to one or more members of the Board, but not the entire Board, the Corporate Secretary shall notify any member of the Board to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request.

                 SHAREHOLDER PROPOSALS AND NOMINEES FOR DIRECTOR

      A shareholder of the Company who wishes to present a proposal for action at the Company's 2009 annual meeting of shareholders must submit such proposal to the Company and such proposal must be received by November 30, 2008. A shareholder wishing to submit a proposal should write to the Company's Corporate Secretary and include a detailed description of such proposal.

      The Nominating Committee of the Board will also consider nominees for director suggested by shareholders of the Company applying the same criteria for nominees described under "Election of Directors--Nomination Process" and considering the additional information required below. A shareholder who wishes to suggest a nominee for director should write to the Company's Corporate Secretary and include the following information: (1) the name and contact information for the nominee; (2) a statement of the nominee's business experience and educational background; (3) a detailed description describing any relationship between the nominee and the proposing shareholder; (4) a statement by the shareholder explaining why he or she believes that the nominee is qualified to serve on the Board and how his or her service would benefit the Company; and (5) a statement that the nominee is willing to be considered and willing to serve as a director of the Company if nominated and elected. A shareholder wishing to suggest a nominee for director for possible consideration at the Company's 2009 annual meeting of shareholders must submit the required information to the Company and such information must be received by the Company by February 6, 2009. The Nominating Committee retains complete discretion for making nominations for election as a member of the Board.

      THE MANAGEMENT OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEE TO THE BOARD OF DIRECTORS.

      THE COMPANY SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-KSB. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF THE COMPANY. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, CALTON, INC., 43 WEST FRONT STREET, SUITE 15, RED BANK, NEW JERSEY 07701.

      ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND IN THEIR PROXIES IN THE ENCLOSED ENVELOPE WITHOUT DELAY TO STOCKTRANS, INC., 44 WEST LANCASTER AVENUE, ARDMORE, PENNSYLVANIA 19003.

      PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.




                                                     MARY H. MAGEE
                                                     SECRETARY



March 28, 2008

                                  CALTON, INC.
       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2008

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF CALTON, INC.

P KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Anthony J. Caldarone and Vicky F. Savage and each of them,
R the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of
O Common Stock of CALTON, INC., standing in the name of the undersigned at the close of business on March 20, 2008, at the annual meeting of
X shareholders to be held at the Homes by Calton Model Center, Pointe West Community, 1360 South Village Square, Vero Beach, Florida on May 7, 2008
Y and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side hereof. Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.


      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS CARD.





                                  COMMON STOCK

                   (This proxy is continued from reverse side)

                                                   Please mark your votes    |X|
                                                   as in this example.


1.    Election of Frank Cavell Smith, Jr. as Director.

        |_|      FOR the nominee (except as provided to the contrary below)

        |_|      WITHHOLD AUTHORITY to vote for the nominee

INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE NOMINEE(S) NAME HERE:


-----------------------------------------------------

                                          PLEASE MARK, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          ENVELOPE.

Signature(s) of Shareholder(s)__________________________________________________
(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)